Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of October 14, 2011, by and between Casablanca Mining Ltd., a Nevada corporation (“Casablanca”), and LV Ventures, Inc. (“Purchaser”).  Casablanca and Purchaser shall be individually referred to herein as a “Party” and collectively as the “Parties.”

NOW, THEREFORE, in consideration of the premises, and of the promises, covenants and conditions contained herein, the Parties intending to be legally bound, hereby agree as follows:

ARTICLE 1
PURCHASE OF SHARES

1.1         Casablanca hereby agrees to issue and sell to Purchaser, and Purchaser hereby agrees to purchase from Casablanca, 1,333,333 shares (the “Shares”) of Casablanca’s Common Stock, $.001 par value (the “Common Stock”), at a purchase price of $1.20 per share (the “Purchase Price”), as follows (each of the following, an “Installment”):

(a)           Casablanca shall issue and sell to Purchaser, and Purchaser shall purchase from Casablanca, 444,444 shares of Common Stock on October 14, 2011;

(b)           Casablanca shall issue and sell to Purchaser, and Purchaser shall purchase from Casablanca, 444,444 shares of Common Stock on November 15, 2011; and

(c)           Casablanca shall issue and sell to Purchaser, and Purchaser shall purchase from Casablanca, 444,445 shares of Common Stock on December 15, 2011.

1.2         On the date of each Installment, Purchaser shall deliver cash in the amount of the purchase price for the Installment to Casablanca by check payable to Casablanca, by wire transfer per Casablanca 's instructions, or by any combination of the foregoing, against Casablanca’s delivery to Purchaser of a stock certificate evidencing the Shares purchased in such Installment.

1.3         The obligation of the Purchaser to purchase the initial Installment and pay the Purchase Price with respect to such Installment shall be subject to satisfaction, or waiver in writing by the Purchaser, of each of the following conditions:

(a)           The representations and warranties made by Casablanca in Section 2.2 hereof shall be true and correct as of date of the closing of such Installment with the same force and effect as if they had been made as of the date hereof (other than to reflect, with respect to Section 2.2(h), the issuance, forfeiture, granting or other events with respect to the equity securities of Casablanca which shall have occurred after the date hereof), and Casablanca shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b)           On such date, the sale and issuance of the Common Stock shall be legally permitted by all laws and regulations to which Casablanca is subject.

(c)           Casablanca shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement except for such as may be properly obtained subsequent to such date.

(d)           Casablanca shall have delivered to Purchaser or its counsel copies of all corporate documents of Casablanca as Purchasers shall have reasonably requested.

(e)           Casablanca shall have delivered to Purchasers a Compliance Certificate, executed by the Chief Executive Officer of Casablanca, dated such date, to the effect that the conditions specified in subsections (a), (b) and (c) of this Section 1.3 have been satisfied.

(f)           Purchaser shall have received from Casablanca’s Secretary, a certificate having attached thereto (i) Casablanca’s Certificate of Incorporation as in effect at the time of the closing of such Installment, (ii) Casablanca’s Bylaws as in effect at the time of the closing of such Installment, (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby and (iv) good standing certificates (including tax good standing) with respect to Casablanca from the applicable authority(ies) in Nevada and any other jurisdiction in which Casablanca is qualified to do business, dated a recent date before the closing of such Installment.

(g)           William Farley shall have been validly elected as a director of Casablanca, and shall then be serving in such capacity.

(h)           All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchaser and its special counsel, and Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

1.4         The obligation of the Purchaser to purchase each additional Installments and pay the Purchase Price with respect to such Installment shall be subject to satisfaction, or waiver in writing by the Purchaser, of each of the following conditions:

(a)           The representations and warranties made by Casablanca in Section 2.2 hereof shall be true and correct as of date of the closing of such Installment with the same force and effect as if they had been made as of the date hereof (other than to reflect, with respect to Section 2.2(h), the issuance, forfeiture, granting or other events with respect to the equity securities of Casablanca which shall have occurred after the date hereof), and Casablanca shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b)           On such date, the sale and issuance of the Common Stock shall be legally permitted by all laws and regulations to which Casablanca is subject.

(c)           Casablanca shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement except for such as may be properly obtained subsequent to such date.

(d)           Casablanca shall have delivered to Purchasers a Compliance Certificate, executed by the Chief Executive Officer of Casablanca, dated such date, to the effect that the conditions specified in subsections (a), (b) and (c) of this Section 1.4 have been satisfied.

(e)           The Registration Rights Agreement shall be in full force and effect.

(f)            William Farley shall have not have been: (i) removed as a director of Casablanca or (ii) in the event of any action of the stockholders after the date hereof and prior to the closing of such Installment electing the Board of Directors, William Farley shall have not been nominated the Board of Directors or, if nominated, shall not have been elected by the stockholders.

1.5         If on or prior to the purchase of Shares under Section 1.1 of this Agreement (i) Casablanca shall subdivide its capital stock (by any stock split, stock dividend or otherwise), (ii) Casablanca shall combine the outstanding shares of its capital stock, or (iii) there shall be any capital reorganization or reclassification of Casablanca’s capital stock (other than a change in par value, or from par value to no par value, or from no par value to par value), the per share purchase price then in effect shall be correspondingly adjusted for all future issuances of Common Stock under this Agreement (but the aggregate purchase price of each Installment shall not change), and Casablanca shall notify Purchaser in writing immediately of such adjustment.

1.6         Concurrently with the execution of this Agreement, William Farley shall be appointed as a member of the Board of Directors of Casablanca.  From the date that Purchaser and its Affiliates own beneficially 5% or more (calculated in the manner provided pursuant to Section 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of the outstanding shares of Common Stock of Casablanca, as reported in a Schedule 13D filed with the Securities and Exchange Commission, until the Termination Date, Casablanca shall include on the Board's proposed slate of nominees at any election of directors held one designee of Purchaser provided that the designee is a Qualified Director (the “Purchaser Nominee”).  The initial Purchaser Nominee shall be William Farley.  The Board shall recommend that the shareholders of Casablanca vote to elect the Purchaser Nominees as directors of Casablanca, and Casablanca shall use its reasonable best efforts to cause the election of the Purchaser Nominees at any meeting of shareholders, held during such period at which directors of Casablanca are to be elected.  A “Qualified Director” shall mean a person with respect to whom the Company would not be required to make any disclosures pursuant to Item 401(f) of Regulation S-K in connection with and filing under the federal securities laws.  The “Termination Date” shall mean the first date after the date hereof that Purchaser and its Affiliates beneficially own less than 5% of the outstanding shares of the Common Stock of Casablanca (calculated in the manner provided pursuant to Section 13(g) of the Exchange Act).

1.7         The Parties have concurrently executed a Registration Rights Agreement dated the date hereof (the “Registration Rights Agreement”).

1.8         This Agreement may be terminated with respect to any Installments that have yet to be completed at any time prior to the date such Installment becomes due:

(a)           By Purchaser, if Casablanca has become subject to proceedings under any bankruptcy or insolvency law or other law for the reorganization, arrangement, composition or similar relief or aid of debtors or creditors or if the condition to closing set forth in Section 1.3 or Section 1.4 have not been satisfied as of the date of such Installment is to become due; or

(b)           By Casablanca, if Purchaser fails to pay the purchase price for any Installment on the date of such Installment.

In the event of termination of this Agreement by either Casablanca or Purchaser, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Casablanca or Purchaser; provided that such termination shall not relieve any party hereto for any breach prior to such termination by a Party hereto of any of its representations or warranties or any of its covenants or agreements set forth in this Agreement.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.1         Representations by Purchaser.  Purchaser hereby represents, warrants, covenants and acknowledges that as of the date hereof and as of the date of each Installment:

(a)           Purchaser has the authority to enter into this Agreement and when this Agreement is executed and delivered, it shall constitute a legal, valid and binding obligation, enforceable against Purchaser in accordance with its terms.

(b)           The execution and delivery of this Agreement and the performance of the obligations imposed hereunder will not conflict with, or result in a breach by Purchaser of any material agreement or instrument to which it is a party, or by which it or any of its properties or assets are bound, or result in a violation of any order, decree, or judgment of any court or governmental agency having jurisdiction over it or its properties, and no consent, authorization or order of, or filing or registration with, any court, governmental, or regulatory authority is required in connection with the execution and delivery of this Agreement and any related agreements or the performance by it of its obligations hereunder.

(c)           Purchaser understands and acknowledges that (i) the Shares are being offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act and Regulation D; (ii) Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act; and (iii) the availability of such exemption depends in part on, and that Casablanca will rely upon the accuracy and truthfulness of, the foregoing representations and Purchaser hereby consents to such reliance.

(d)           Purchaser is acquiring the Shares for its own account for investment purposes only and not with a view to or for distributing or reselling the Shares, or any part thereof or interest therein, without prejudice, however, to such Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of the Shares in compliance with applicable United States securities laws.  Purchaser agrees not to transfer any of the Shares except pursuant to an effective registration statement under the Securities Act or an exemption from registration.  As a condition to any such transfer, except in the event that such transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to Casablanca any transfer of the Shares by Purchaser would not be exempt from the registration and prospectus delivery requirements of the Securities Act, Casablanca may require the contemplated transferee to furnish Casablanca with an investment letter setting forth such information and agreements as may be reasonably requested by Casablanca to ensure compliance by such transferee with the Securities Act.

(e)           Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the Shares, and has so evaluated the merits and risks of such investment; Purchaser understands that an investment in the Shares involves a “high degree” of risk.

(f)            Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(g)           Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Casablanca concerning the terms and conditions of the Shares and the merits and risks of investing in the Shares; (ii) access to information about Casablanca and Casablanca’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Shares; and (iii) the opportunity to obtain such additional information which Casablanca possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information that he, it or it has received about Casablanca.

(h)           Purchaser understands that the issuance and sale of the Shares have not been and will not be registered under the Securities Act except as set forth in the Registration Rights Agreement.  Purchaser is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer placed on the Shares may result in Purchaser being required to hold the Shares for an indefinite period of time.  Purchaser acknowledges that all of the certificates for the Shares will bear legends restricting their transfer, sale, conveyance or hypothecation, unless the sale of the Shares is either registered under the provisions of the Securities Act and under applicable state securities laws or such registration is not required as a result of applicable exemptions therefrom.

(i)            Purchaser acknowledges and agrees that Casablanca may place stop transfer orders with its transfer agent with respect to the Shares as may be required by any applicable federal or state securities laws provided contemporaneous notice of such instruction is given to Purchaser.

2.2         Representations by Casablanca.  Casablanca hereby represents, warrants, covenants and acknowledges that as of the date hereof and as of the date of each Installment:

(a)           Casablanca is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the legal capacity and all necessary corporate authority to carry on its business, to own its properties and assets, and to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

(b)           This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by Casablanca and constitute legal, valid and binding obligations of Casablanca, enforceable against Casablanca in accordance with their terms.

(c)           The execution and delivery of this Agreement and the Registration Rights Agreement and the performance of the obligations imposed hereunder and thereunder will not conflict with, constitute a default under or result in a breach by Casablanca of, any of the terms or provisions of, or constitute a default under the certificate of incorporation or bylaws of Casablanca, or any material agreement or instrument to which Casablanca is a party, or by which it or any of its properties or assets are bound, or result in a violation of any order, decree, or judgment of any court or governmental agency having jurisdiction over Casablanca or Casablanca’s properties, and no consent, authorization or order of, or filing or registration with, any court, governmental, or regulatory authority nor Casablanca’s stockholders is required in connection with the execution and delivery of this Agreement, the Registration Rights Agreement and any related agreements or the performance by Casablanca of its obligations hereunder or thereunder.

(d)           The Shares will, when issued in accordance with the terms hereof, (i) be free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the Securities Act and any applicable state securities laws and liens, claims or encumbrances imposed by Purchaser, (ii) be duly authorized, validly issued, fully paid, and non-assessable, (iii) not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of Casablanca and (iv) assuming the representations and warranties of Purchaser as set forth in Section 2.1 hereof are true and correct, will not result in a violation of Section 5 under the Securities Act.

(e)           Casablanca is subject to the reporting obligations of Section 13 of the Exchange Act of 1934, and has a class of common stock registered under Section 12(g) of the Exchange Act.  The Common Stock is quoted on the OTCQB tier of the OTC Markets Group under the symbol CUAU.  Casablanca has not received any oral or written notice that the Common Stock is not eligible nor will become ineligible for quotation on the OTCQB tier of the OTC Markets Group.

(f)           Casablanca has filed all reports, schedules, forms, statements and other documents required to be filed by Casablanca with the Securities and Exchange Commission (the “Commission”) under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as Casablanca was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of Casablanca included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Casablanca as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(g)           Since June 30, 2011, and except as disclosed in an SEC Report, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Casablanca has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Casablanca’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, and (iii) Casablanca has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.  For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of Casablanca.

(h)           All issued and outstanding shares of capital stock of Casablanca have been duly authorized and validly issued and are fully paid and non-assessable.  The authorized and outstanding capital stock of Casablanca as of the date of this Agreement (not including the Shares) are set forth in the SEC Reports or on Schedule 2.2(h).  There are no outstanding agreements or preemptive or similar rights affecting the Common Stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of Common Stock or equity of Casablanca or other equity interest in Casablanca except as described in the SEC Reports or on Schedule 2.2(h).

(i)            There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of Casablanca, threatened against or affecting Casablanca or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which is not disclosed in the SEC Reports and would result in a Material Adverse Effect.

(j)            Casablanca is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would have a Material Adverse Effect.  Casablanca has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect.

ARTICLE 3
NOTICES

All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when sent if sent by fax or e-mail, or the date received if sent by reputable overnight courier, and if mailed shall be deemed to have been given on the fourth business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

To Purchaser:	LV Ventures, Inc.
233 S. Wacker Drive, Suite 2150
Chicago, IL  60606
Attention:  William Farley
Telephone:
Facsimile:

To Casablanca:	CASABLANCA MINING LTD.
9880 N. Magnolia Ave., #176
Santee, CA, USA 92071
Attn:	Trisha Malone, CFO
Telephone:	(619) 717-8047
Facsimile:	(619) 568-3148

ARTICLE 4
MISCELLANEOUS

4.1         Additional Undertakings. Each of the Parties agrees to take such actions as are reasonably necessary to carry out the intentions of the parties under this Agreement, including but not limited to the prompt execution and delivery of any documents reasonably necessary to carry out and perform the terms or intention of this Agreement.

4.2         Costs and Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs or expenses, unless otherwise agreed; provided, however, that Casablanca shall, on the date hereof, reimburse Purchaser for the reasonable fees and expenses payable to Purchaser’s advisors (including SNR Denton US LLP), in an aggregate amount not to exceed $10,000, in connection with this Agreement and the transactions contemplated hereby.

4.3         Governing Law; Venue; Choice of Language.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, USA, without regard to conflicts of laws of principles.

4.4         Headings.  The headings used in this Agreement are for convenience only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.

4.5         Counterparts.  This Agreement may be executed in one or more counterparts which when taken together shall constitute one agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

4.6         Enforcement of Agreement.  This Agreement is intended for the benefit of the Parties hereto and is not for the benefit of, nor may any provisions hereof be enforced by any other person, firm or entity.

4.7         Modification and Amendments.  This Agreement may be amended, modified and supplemented in writing only by the mutual consent of the Parties hereto.

4.8         Successors and Assigns.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Casablanca without the prior written consent of Purchaser, and any attempts to do so without the consent of Purchaser shall be void and of no effect.

4.9         Attorneys’ Fees.  If any action or proceeding is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover as an element of its costs, and not its damages, reasonable attorneys’ fees to be fixed by the court.  The prevailing party is the party who is entitled to recover the costs of its action or proceeding, whether or not such action or proceeding proceeds to final judgment.  A party not entitled to recover its costs of suit may not recover attorneys’ fees.  No sum for attorneys’ fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover its costs or attorneys’ fees.

4.10       Entire Agreement.  This Agreement, and the documents referenced herein, constitute the entire agreement and understanding between the Parties hereto with respect to the subject matter contained herein.  No Party is relying on any representation or statement not contained in this Agreement.  This Agreement supersedes and cancels any prior agreements relating to the subject matter contained herein.

4.11       Severability.  Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(signature page follows)

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

CASABLANCA MINING LTD.

By:	/s/ Trisha Malone
Name:	Trisha Malone
Title:	Chief Financial Officer

PURCHASER:
LV VENTURES, INC.

By:	/s/ William Farley
Name:	William Farley
Title:	CEO